EXHIBIT 10.3

AMENDMENT 2
to
 COMMON STOCK REPURCHASE AGREEMENT

This Amendment 2 (“Amendment”) to the Common Stock Repurchase Agreement (the “Agreement”) is made between C-Motech Co., Ltd (“C-Motech”) and Franklin Wireless Corp. (“Franklin”) and is dated effective January 28, 2011.  C-Motech and Franklin entered into the Agreement on July 27, 2010. The parties desire to modify the Agreement as set forth in this Amendment 1.

The parties agree to the following:

1.   Section 1 a) and Section 1 b) of the Agreement are deleted in their entirety and the following Section 1a) is inserted in their place as follows:

a) US$1,873,064.70 (for the repurchase of 1,803,684 shares) to be paid by March 31, 2011.

This Amendment 2 is hereby signed by authorized representatives of C-Motech and Franklin.

FRANKLIN WIRELESS CORP.

By: /s/ OC Kim
Print Name: OC Kim
Title: President

C-MOTECH CO. LTD.

By: /s/ T.S. Kim
Print Name: T.S. Kim
Title: CEO